Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Mark A. Carano
Senior Vice President,
Chief Financial Officer and Treasurer
Insteel Industries, Inc.
(336) 786-2141, Ext. 3038

INSTEEL INDUSTRIES DECLARES QUARTERLY CASH DIVIDEND

MOUNT AIRY, N.C., August 17, 2021 – Insteel Industries Inc. (NYSE: IIIN) today announced that its board of directors declared a quarterly cash dividend of $0.03 per share on the Company’s common stock payable on September 24, 2021 to shareholders of record as of September 10, 2021.

About Insteel

Insteel is the nation’s largest manufacturer of steel wire reinforcing products for concrete construction applications. Insteel manufactures and markets prestressed concrete strand and welded wire reinforcement, including engineered structural mesh, concrete pipe reinforcement and standard welded wire reinforcement. Insteel’s products are sold primarily to manufacturers of concrete products and concrete contractors for use, primarily, in nonresidential construction applications. Headquartered in Mount Airy, North Carolina, Insteel operates ten manufacturing facilities located in the United States.

IIIN - D

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1373 BOGGS DRIVE, MOUNT AIRY, NC 27030/PHONE: (336) 786-2141/FAX: (336) 786-2144
WWW.INSTEEL.COM